UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2008 (July 22, 2008)

IFTH Acquisition Corp. (f/k/a InfoTech USA, Inc.)

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22693 (Commission file number)	11-2889809 (IRS Employer Identification Number)
1690 South Congress Ave., Suite 200, Delray Beach, Florida 33445 (Address of principal executive office, including zip code)
Registrant’s telephone number, including area code: (561) 805-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)      On July 22, 2008, J. Robert Patterson, Charles L. Doherty and Jeffrey S. Cobb each resigned from their position as a Director of IFTH Acquisition Corp. (the “Registrant”).

(d)        On July 23, 2008, Michael E. Krawitz and Kay E. Langsford were each appointed to the Board of Directors of the Registrant. Mr. Krawitz was appointed as chairman of the Audit Committee and to the Compensation Committee and the Nominating and Corporate Governance Committee. Ms. Langsford was appointed as chairman of the Nominating and Corporate Governance Committee and to the Audit Committee and Compensation Committee. Scott Silverman was appointed as chairman of the Compensation Committee and to the Nominating and Corporate Governance Committee.

There are no arrangements or understandings between the new directors and any other persons pursuant to which such director was selected as a director.

(e)        On July 25, 2008, the Board of Directors of the Registrant approved grants of stock options to the following officers and directors, all of which vest 100% on the first anniversary of the date of grant.

Optionee	Number of Shares Underlying Options	Exercise Price
Michael J. Feder	100,000	$0.21
Michael E. Krawitz	200,000	$0.21
Kay E. Langsford	100,000	$0.21
Scott Silverman	500,000	$0.21

Note (1):	The exercise price equals the closing price on the day preceding the date of grant.

The options to purchase common stock of the Company were granted pursuant to the Registrant’s 2001 Flexible Stock Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IFTH ACQUISITION CORP.

Date: July 28, 2008	By:	/s/ Michael J. Feder
Michael J. Feder
Acting Chief Financial Officer